EXHIBIT
                                                                     99.1
Tuesday January 9, 2001
Press Release

SOURCE: USDATA Corporation

FOR IMMEDIATE RELEASE                                   Contact:  Jim Fleet
                                                        Chief Financial Officer
                                                        972/680-9700, Ext. 338


                       USDATA APPEALS NASDAQ NOTIFICATION

Dallas, Texas, January 9, 2001 - USDATA Corporation (Nasdaq: USDC) today announced that The Nasdaq Stock Market ("Nasdaq") has notified the Company that, absent a successful appeal by the Company, its common stock will be removed from listing on the Nasdaq National Market. The Company has requested a hearing from a Nasdaq Listing Qualifications Panel to review the Staff Determination, and has been advised by Nasdaq that, pending completion of the appeal process, its stock will continue to be listed on the Nasdaq National Market. The Company expects the hearing to be scheduled for a date within 45 days.

On November 29, 2000, the Company received a Nasdaq Staff Determination that the Company was not in compliance with the minimum stock market capitalization of $50,000,000 required by Marketplace Rule 4450(b)(1)(A). On January 2, 2001, the Company received a Nasdaq Staff Determination that the Company did not meet a 30-day grace period provided by Nasdaq to regain compliance with this Rule. The Nasdaq Staff Determination in the November 29, 2000 and January 2, 2001 letters also included a statement that as of the Nasdaq determination dates, the Company is not in compliance with the maintenance standards set forth in alternate Marketplace Rules. The alternate Marketplace Rules require that the Company maintain a minimum of $4,000,000 in net tangible assets as set forth in Marketplace Rule 4450(a)(3), maintain a minimum bid price of its common stock of at least $1.00 per share as set forth in Marketplace Rule 4450(a)(5) and maintain certain other requirements. As a result, the Company's securities are subject to delisting from the Nasdaq National Market.

The Company has developed a plan that will be presented at the hearing that may allow it to comply with the alternate Marketplace Rules. However, there can be no assurance that the Panel will grant the Company's request for continued listing. A delisting of the Company's common stock is likely to have a negative effect on its price and liquidity.

USDATA Corporation (Nasdaq: USDC) is a global supplier of component-based production software that is designed to help customers reduce operating costs, shorten cycle times and improve product quality in their manufacturing operations. The company's software enables manufacturers to access accurate and timely information -- whether they are on the plant-floor, in the office, or around the globe. USDATA's solutions span the full range of manufacturing, from monitoring equipment to tracking product flow, and are designed to integrate seamlessly with customer's existing manufacturing and business software. This combination of product breadth and ease of integration provides a total plant solution that defines new levels of manufacturing performance and gives customers a distinct competitive advantage.

Now in its 26th year, USDATA has a strong global presence with more than 45,000 installs in more than 60 countries throughout the world, nine offices worldwide and a global network of distribution and support partners. The company is headquartered in Richardson, Texas.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding revenues, margins, operating expenses, earnings, growth rates and certain business trends that are subject to risks and uncertainties that could cause actual results to differ materially from the results described herein. Specifically, the ability to grow product and service revenues may not continue and the Company may not be successful in developing new products, product enhancements or services on a timely basis or in a manner that satisfies customers needs or achieves market acceptance. Other factors that could cause actual results to differ materially are: competitive pricing and supply, market acceptance and success for service offerings similar to eMake, short-term interest rate fluctuations, general economic conditions, employee turnover, possible future litigation, the impact of Y2K and the related uncertainties may have on future revenue and earnings as well as the risks and uncertainties set forth from time to time in the Company's other public reports and filings and public statements. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

January 9, 2001